Exhibit 10.2
UNSECURED PROMISSORY NOTE

$831,250	Date: May __, 2007

FOR VALUE RECEIVED, the receipt and sufficiency of which is hereby acknowledged, MedLink International, Inc., a Delaware corporation (“Company or Maker”), hereby promises to pay to the order of Steven J. Hixson (the “Holder”), at the address designated on the signature page of this Note or at such other place as Holder may designate by written notice to Maker, the principal sum herein below described (“Principal Amount”), in the manner and at the times provided and subject to the terms and conditions described herein. This Unsecured Promissory Note (“Note”) has been executed by Maker in conjunction with the execution by Maker and Holder of that certain Stock Purchase Agreement of even date herewith pursuant to which Maker will purchase ten million (10,000,000) shares (“Purchased Shares”) of Anywhere MD., Inc. common stock from the Company and one hundred and thirty million (130,000,000) shares of Anywhere MD, Inc. common stock from Holder (“Shareholder Shares”) (collectively the “Shares”).

1.    Principal Amount.

The Principal Amount means the sum of eight hundred thirty-one thousand two hundred and fifty dollars ($831,250). No interest shall accrue on the unpaid Principal Amount, subject to Section 8 below.

2.    Payment of Principal.

Commencing on July 1, 2007, and continuing on the first calendar day of each of the eleven months thereafter, Maker shall pay an installment of $69,270.84 to be applied against the Principal Amount, subject to Section 5 below.

All checks or other instruments representing payment of the aforesaid installments shall be made payable to Holder or made in accordance with Holder’s reasonable instructions to Maker.

3.    Representations and Warranties: Maker represents and warrants that the following statements are true and correct:

(a) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (including, without limitation, any court) is required, except such authorization or approval as has already been obtained for the execution, delivery or performance of this Note by Maker.

(b) The execution and delivery of this Note and the taking of any other action required or contemplated hereby shall not cause a default or event of default under any other agreement or commitment to which Maker is a party or by which it is bound.

4.    Prepayments.

Maker shall have the right to prepay any portion of the Principal Amount without prepayment penalty, premium or discount.

5.    Manner of Payments/Crediting of Payments.

Payments of any amount required hereunder shall be made in lawful money of the United States and shall be credited first against accrued but unpaid interest, if any, and thereafter against the unpaid balance of the Principal Amount.

6.    Default/Acceleration Upon Default.

At the option of Holder, all or any part of the indebtedness of Maker hereunder shall immediately become due and payable, irrespective of any agreed maturity date, upon the happening of any of the following events of default:

(a) If any installment of the Principal Amount under this Note is not paid within thirty (30) days of the date when due;

(b) If Maker shall breach any non-monetary condition or obligation imposed on Maker pursuant to the terms of this Note;

(c) If Maker shall make a general assignment for the benefit of creditors;

(d) If a custodian, trustee, receiver, or agent is appointed or takes possession of substantially all of the property of Maker;

(e) If Maker shall be adjudicated bankrupt or insolvent or admit in writing Maker’s inability to pay Maker’s debts as they become due;

(f) If Maker shall apply for or consent to the appointment of a custodian, trustee, receiver, intervenor, liquidator or agent of Maker, or commence any proceeding related to Maker under any bankruptcy or reorganization statute, or under any arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect;
(g) If any petition is filed against Maker under the Bankruptcy Code and either (1) the Bankruptcy Court orders relief against Maker, or (2) such petition is not dismissed by the Bankruptcy Court within ninety (90) days of the date of filing; or

(h) If any attachment, execution, or other writ is levied on substantially all of the assets of Maker and which is not be dismissed or stayed within sixty (60) days after the levy.

7.    Cure of Default.

Upon default pursuant to sub-sections 6(a) or (b), Holder shall give Maker written notice of default. Upon default pursuant to sub-sections 6(c) through sub-section (h), Maker shall immediately provide written notice to Holder. Mailing of written notice, by either party, via U.S. Postal Service Certified Mail shall constitute prima facie evidence of delivery. Maker shall have thirty (30) days after receipt of written notice of default from Holder or from the postage date of written notice of default mailed to Holder by Maker, to cure said default. Maker may cure the default by making full payment of any principal whose payment to Holder is overdue under this Note.

8.    Interest Following Default.

Following an event of default, which is not cured pursuant to Section 7, the outstanding Principal Amount of this Note shall bear interest at a rate of 7%. In this regard, Holder reserves the right to add any accrued interest that is not paid when due to the Principal Amount.

9.    Collection Costs and Attorneys’ Fees.

Maker agrees to pay Holder all reasonable costs and expenses, including reasonable attorneys’ fees, paid or incurred by Holder in connection with the collection or enforcement of this Note or any instrument securing payment of this Note, including without limitation, defending the priority of such instrument or conducting a trustee sale thereunder. In the event any litigation is initiated concerning the enforcement, interpretation or collection of this Note, the prevailing party in any proceeding shall be entitled to receive from the non-prevailing party all costs and expenses including, without limitation, reasonable attorneys’ and other fees incurred by the prevailing party in connection with such action or proceeding.

10.   Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen note, no right or remedy herein conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

11.   Waiver.

No delay or omission by Holder to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Note or by law to the Holder may be exercised from time to time, and as often as may be deemed expedient, by the Holder. No provision of this Note may be waived unless in writing signed by Holder, and waiver of any one provision of this Note shall not be deemed to be a waiver of any other provision.

12.   Replacement Note.

If this Note is mutilated and surrendered to Maker or if Holder claims and submits an affidavit or other evidence, satisfactory to Maker to the effect that this Note has been lost, destroyed or wrongfully taken, then Maker shall issue a replacement note.

13.   Notice.

Any notice to either party under this Note shall be given by personal delivery or by express mail, Federal Express, DHL or similar airborne/overnight delivery service, or by mailing such notice by first class or certified mail, return receipt requested, addressed to such party at the address set forth below, or to such other address as either party from time to time may designate by written notice. Notices delivered by overnight delivery service shall be deemed delivered the next business day following consignment for such delivery service. Mailed notices shall be deemed delivered and received in accordance with this provision three (3) days after deposit in the United States mail.

14.   Governing Law; Jurisdiction; Severability; Jury Trial.

  This Note shall be construed and enforced in accor-dance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date set out above.

MAKER:

MEDLINK INTERNATIONAL, INC.

By: _________________________
Ray Vuono, CEO and President

MAKER’S ADDRESS:
11 Oval Drive, Suite 200B
Islandia, New York 11749

HOLDER’S ADDRESS:
3528 El Camino Real
Atascadero, California 93422
Attn: Steven Hixson